UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2016

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2016, Novelion Therapeutics Inc. (the “Company”) granted stock options (the “Stock Option Awards”) and performance-based restricted stock units (“RSUs”) to its Chief Executive Officer, Mary Szela, its Chief Financial and Administrative Officer, Gregory Perry, and other executive officers. The grants were made under the Company’s 2016 Equity Incentive Plan and were approved by the Compensation Committee of the Board of Directors.  The awards to Ms. Szela and Mr. Perry were as follows:

	Performance-Based RSUs	Time-Based Options
Mary Szela	171,660	323,520
Gregory Perry	81,760	166,020

Vesting of the RSUs is subject to achievement of regulatory and development milestones with respect to MYALEPT® (metreleptin) and specified revenues from JUXTAPID® (lomitapide) in Japan. One-third of the RSUs awarded are subject to vesting upon achievement of the performance targets, with the remaining two-thirds of the RSUs subject to vesting in substantially equal annual installments on the second and third anniversaries of the grant date conditional upon achievement of the performance targets.

The Stock Option Awards are subject to time-based vesting in three substantially equal installments on December 22, 2017, December 22, 2018 and December 22, 2019, respectively.

Item 8.01.             Other Events.

On December 22, 2016, the Company issued a press release announcing that its subsidiary Aegerion Pharmaceuticals, Inc. submitted a marketing authorization application to the European Medicines Agency on December 21, 2016, seeking approval for metreleptin as replacement therapy to treat complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy and in a subset of patients with partial lipodystrophy. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  December 27, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 22, 2016.